Exhibit 16

S. W. HATFIELD, CPA
certified public accountants

Member: Texas Society of Certified Public Accountants
        Press Club of Dallas


                                 April 25, 2003



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On April 25, 2003, this Firm received a draft copy of a Form 8-K/A to be filed by Palomar Enterprises, Inc. (Company) (SEC File #0-32829, CIK #1082822) on or about this date.

We have no disagreements with the statements contained in Item 4 - Changes in Registrant's Certifying Public Accountant.

Yours truly,

/s/ S. W. Hatfield, CPA
--------------------------------
S. W. Hatfield, CPA



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